Exhibit 10.5

BUSINESS CONSULTING SERVICE CONTRACT

Party A:

Party B:

In accordance with the Singapore Contract Law, for Party A regarding the appointment of Party B to provide consulting services on the feasibility of the Web3 NFT Platform, both parties state that both parties have understood and approved all the contents of this Contract, agree to assume their respective rights and obligations, and faithfully perform this Contract, through friendly consultation, Party A and Party B have reached the following agreement on Party A entrusting Party B to provide consulting and planning services.

I. SERVICE CONTENT AND SCOPE

1. Party B shall provide Party A with business consulting services concerning the feasibility, actual operation and risk of the Web3NF’T Platform construction project, and provide relevant materials such as white paper.

2.Party B shall, find professionals in relevant fields, and arrange interviews with enterprises in relevant industries when Party A needs it.

3. The services provided by Party B shall include the consultation on technical services, including but not limited to the collection of market quotation, technical service cycle and others.

4. Party B shall be equipped with at least one consulting and docking personnel, who shall be responsible for connecting with all consulting issues of Party A during working days.

5. Party A entrusts Party B to provide the overall management consulting and business planning, mainly includes business research positioning, business resources diagnosis, business planning report, site planning, budget planning, operation mode design, management structure and organization structure design, operation business process design, financial operation planning and design, commercial packaging, promotion, propulsion.

II. SERVICE FEES

1. The cost of the consultation planning fee is a total of ____________. The consultation planning fee is valid from ________________.

2. From the date of signing the Agreement, Party A shall pay a total of ____ % of the contract amount (                    ),within ________ days. After the completion of the service and the confirmation of acceptance by Party A, pay the remaining _______% (__________).

3. Party A may choose to terminate the Agreement in the following circumstances:

(1) Party B loses contact with Party A for more than ________ working days.

(2) Party B to make the business research positioning, business resources diagnosis, business planning report, budget planning, operation mode design, management structure and organization structure design, operation business process design, financial operation planning and design, business packaging, promotion, etc., a huge deviation with party B judgment, including but not limited to business research positioning is not accurate, budget design error, etc.

III. SERVICE TIME

The service period is from ____________to_____________. _______________before the expiration of this Agreement, both parties may negotiate to renew the contract.

IV. THE RIGHTS AND OBLIGATIONS OF BOTH PARTIES

(I) Rights and Obligations of Party A

1. Party A shall provide relevant materials and cooperate with Party B in performing consulting and planning services, but shall guarantee the legality and authenticity of the products or services. In case of any dispute caused, Party B shall not bear any legal liability.

2. After the Agreement is signed, Party A shall provide all kinds of necessary materials to Party B to facilitate Party B to carry out its work.

3. Party A shall pay the fees in time in accordance with the Agreement, If Party A defaults on the fees for a long time, Party B has the right to terminate the cooperation without providing corresponding services and returning part of the fees collected.

4. Party A shall only enjoy the right to use party B’s consulting and planning services during the term of this Agreement, but shall not copy, disseminate, sell or sell them to other third parties.

5. Party A shall confirm the project content in time. If Party B fails to complete the relevant contents within the specified time due to Party A, Party B shall not assume corresponding responsibilities.

(II) RIGHTS AND OBLIGATIONS OF PARTY B

1. Provide consulting and planning services according to the content agreed in the Agreement.

2. In the consulting and planning service, Party B shall not publish the brand related content without Party A’s consent.

3. Within the required period, Party B shall complete the project of consulting and planning service, and notify Party A for acceptance inspection.

4. Party B shall timely notify Party A when the consulting and planning service effect agreed by Party A reaches the standard.

5. If any individual consulting and planning services fail to achieve the agreed effect, Party B shall bear the corresponding responsibilities in accordance with the provisions hereof.

6. Party B shall do its best to assist Party A to coordinate the relationship between the cooperation and government, and to cope with the inspection of the relevant departments and resolve the conflicts. In case of public relations expenses incurred, Party A shall bear the responsibility and Party B shall bear the responsibility.

7. Party B shall not bring negative effects to Party A in the process of consulting and planning services.

V. INTELLECTUAL PROPERTY PROTECTION

The planning, scheme and any copyright and ownership provided by Party B under this Agreement shall be owned by Party A; without the written permission of Party A, Party B shall not use it.

VI. EXCLUSIVE TERMS

During the contract period between Party B and Party A, Party B shall not contact and serve with customers in Party A’s relevant industries. If Party B violates the Agreement, party B shall bear the economic losses caused to Party A.

VII. LIABILITY FOR BREACH CONTRACT

1. Party B shall provide the results of the consulting and planning services in writing or by email. The consulting planning service must achieve the agreed effect.

2. Party A’s compensation to Party B for the losses caused by its breach of its obligations hereunder shall be limited to Party B’s own direct losses. Party A shall not be liable for any loss caused to Party B or any third party by factors beyond its control.

3. Party B’s compensation to Party A for the losses caused by its breach of its obligations hereunder shall be limited to Party A’s own direct losses. Party B shall not be liable for any loss caused to Party A or any third party by factors beyond its control.

VIII. CONFIDENTIALITY

1. The parties agree that before the effective date prior to and after the effective date of this Agreement, all materials provided by either party to the other party shall be kept strictly confidential and limited to all the materials provided by the other party within the prescribed time of the cooperation.

2. Neither party shall attempt to obtain any information that it does not need to fulfill its cooperation obligations.

3. Confidential Information means any proprietary, confidential or confidential information and information concerning the Company, business operations or products or of the other party; or any proprietary, confidential or confidential information and information or information disclosed by one party to the other party during the period of negotiations between the parties. The Confidential Information does not include the following information:

(1) Information legally disclosed by a third party to one party;

(2) Materials independently obtained by one party without reference to the materials of the other party;

(3) Information that is public information or that is not public information at the fault of either party.

4. If a party must provide confidential information according to law, the party shall only disclose the confidential information within the legal limits.

5. Any party or its employees violates the confidentiality terms, it shall immediately notify the other party and take all reasonable measures to reduce the loss and impact, and the breaching party shall also bear all liabilities and losses caused therefrom (including but not limited to the relevant litigation and the appointment of lawyers).

6. The Parties shall urge their respective directors, employees and other employees, and their affiliated directors, employees and other employees (related personnel), to comply with and be bound by the obligations set forth herein. For this reason, all laborer service contracts signed by the parties and their relevant persons shall include a guarantee of confidentiality in form and content to the satisfaction of both parties. If the person concerned violates this guarantee, the party shall bear the corresponding responsibility according to law.

IX. EXECEPTION CLAUSE

Due to the unforeseeable and unavoidable occurrence of force majeure events, such as war, earthquake, strike, riot, judicial, government restrictions, beyond the reasonable control of the parties, the affected party shall promptly notify the other party and issue reasonable proof, unless the agreement reaches any other solutions.

X. ACT OF LAW

This Agreement and its annexes, once effective, shall be the sole and complete agreement of the parties and shall supersede and abrogate any prior agreements, negotiations, commitments or statements made by the parties, whether oral or in writing.

XI. EARLY TERMINATION OF THE AGREEMENT

If either party breaches its obligations under this Agreement and fails to make corrections within [    ] days upon receipt of the written notice from the other party, the non-breaching party may immediately notify the breaching party in writing to terminate this Agreement without liability, and the breaching party shall pay the non-breaching party liquidated damages equal to [    ]% of the total amount of this Agreement.

XII. DISPUTE RESOLUTION

All disputes arising from or in connection with this Agreement shall be settled through friendly negotiation. If not, either party shall submit them to the court where Party B is located for ruling.

XIII. OPERATIVE CLAUSE

This Agreement shall come into force upon being legally signed by both parties. This Agreement is made in quadruplicate, with each party holding two copies and each copy having the same legal effect.

During the signing and execution of this Agreement, the written contents confirmed by both parties through negotiation shall be annexed to this Agreement and shall have the same legal effect as this Agreement.

XIV. NOTICE

Either party warrants that the contact address provided in this Agreement is true and valid. In case of rejection, collection or return of the mail or articles mailed or delivered to the party, it shall be deemed to have been delivered to the party. Either party shall notify the other party in writing seven days in advance.

(No text as below)

Party A (seal):	Party B (seal):

Authorized Representative (signature):	Authorized Representative (signature):

Date:	Date:

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